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                                                                   EXHIBIT 23(c)
                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Peoples Heritage Financial Group, Inc.

     We consent to the use of our report dated January 18, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus/Joint Proxy Statement. Our report refers to changes in the Company's methods of accounting for investments, income taxes and postretirement benefits.



                                        KPMG Peat Marwick LLP

Boston, Massachusetts
November 28, 1995